Exhibit 16.2

May 11, 2006

Securities and Exchange Commission

100 F. Street, N.E.

Washington, DC 20549

Re:	Oakmont Acquisition Corp.
File Ref No: 000-51423

Ladies and Gentlemen:

We have read the statements made by Oakmont Acquisition Corp. in Item 4.01 of Amendments No. 1 and 2 to the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 5, 2006 and May 10, 2006, respectively. We agree with the statements therein concerning our firm.

Very truly yours,

GOLDSTEIN GOLUB KESSLER LLP